Exhibit 99.1

1 July 31, 2020 Second Quarter 2020 Earnings Presentation Exhibit 99.1

2 Strategic Review Edward Tilly Chairman, President and Chief Executive Officer Financial Review Brian Schell Executive Vice President, CFO and Treasurer Questions and Answers Edward Tilly Brian Schell Chris Isaacson Executive Vice President and Chief Operating Officer John Deters Executive Vice President and Chief Strategy Officer Agenda

3 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. All statements that reflect our expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from those expressed or implied by the forward-looking statements. We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Some factors that could cause actual results to differ include: the impact of the novel coronavirus (“COVID-19”) pandemic, including changes to trading behavior broadly in the market; the loss of our right to exclusively list and trade certain index options and futures products; economic, political and market conditions; compliance with legal and regulatory obligations; price competition and consolidation in our industry; decreases in trading volumes, market data fees or a shift in the mix of products traded on our exchanges; legislative or regulatory changes; our ability to protect our systems and communication networks from security risks, cybersecurity risks, insider threats and unauthorized disclosure of confidential information; increasing competition by foreign and domestic entities; our dependence on and exposure to risk from third parties; fluctuations to currency exchange rates; our index providers’ ability to maintain the quality and integrity of their indexes and to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to attract and retain skilled management and other personnel; our ability to minimize the risks, including our credit and default risks, associated with operating a European clearinghouse; our ability to accommodate trading volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; misconduct by those who use our markets or our products; challenges to our use of open source software code; our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status; damage to our reputation; the ability of our compliance and risk management methods to effectively monitor and manage our risks; our ability to manage our growth and strategic acquisitions or alliances effectively; restrictions imposed by our debt obligations; our ability to maintain an investment grade credit rating; impairment of our goodwill, long-lived assets, investments or intangible assets; and the accuracy of our estimates and expectations. More detailed information about factors that may affect our actual results to differ may be found in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings made from time to time with the SEC. We do not undertake, and we expressly disclaim, any duty to update any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This presentation includes market share, financials and industry data that we obtained from industry publications and surveys, reports of governmental agencies, third-parties and internal company surveys. Industry publications and surveys generally state that the information they contain has been obtained from sources believed to be reliable, but we cannot assure you that this information is accurate or complete. We have not independently verified any of the data and financials from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on the most currently available market data. While we are not aware of any misstatements regarding industry data and financials presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors. Cautionary Statements Regarding Forward-Looking Information

4 Strategic Review Edward Tilly Chairman, President and CEO

5 Delivering on Cboe’s Key Strategic Growth Initiatives Expand product lines across asset classes Broaden geographic reach Diversify business mix with non- transactional revenues Leverage leading proprietary trading technology Build upon core proprietary products in tandem

6 Record 2Q trading in U.S. Equities, up 82% vs 2Q19 Strong growth in Cboe Retail Priority; 12% of Cboe EDGX trades in June and July Plan to launch U.S. Periodic Auctions order book, subject to regulatory approval Similar to Cboe Europe offering • Lit order book that runs auctions throughout the day • Trade large quantities of stock with lower market impact • Accounts for about 2% of daily order book trading in European equities U.S. Equities: Supporting Market Participants Through Innovative Offerings 1.5 5.8 13.2 23.2 47.8 87.7 171.6 Dec-19 Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 U.S. Equities Retail Priority Monthly ADV (in millions) 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% € 0.00 € 0.20 € 0.40 € 0.60 € 0.80 € 1.00 € 1.20 € 1.40 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 Quarterly ADNV Share of EU On-Book Trading European Periodic Auctions Quarterly ADNV and Share of EU on-Book Trading (€ in billions) Expand product lines across asset classes

7 Set record for quarterly ADV in multi-listed options in 2Q20 Offer a broad array of market models on one common technology platform • Incremental volume expands profit margin • Complements proprietary products Operating leverage provides: • Differentiated investment capacity • Flexibility to further capitalize on opportunities inherent in our strategic growth drivers Leadership Position in Options; Optimizing Operating Leverage Inherent in our Business Model 2.67 2.66 2.59 3.52 3.64 0.60 0.76 0.76 0.87 0.79 1.53 1.73 1.59 2.74 2.73 0.53 0.56 0.61 0.94 1.19 2Q19 3Q19 4Q19 1Q20 2Q20 C1 C2 BZX EDGX Quarterly Multi-listed Options ADV by Exchange (in millions) 25.4% 37.1% 16.6% 32.0% 2016 2020 TD¹ Total Market Share Multi-listed Options Share Expanded Options Market Share Leverages Technology Platform ADV for multi-listed options up 57% YoY in 2Q20 8.07 5.71 5.33 5.55 8.35 Pre-Bats Post-Bats Leverage leading proprietary trading technology ¹Through June 30, 2020

8 ¹Subject to regulatory approval Completed EuroCCP Acquisition; Plan to Launch Pan-European Derivatives¹ Plan to introduce a transparent, efficient, lit pan-European derivatives market designed to expand derivatives trading in Europe Extending European equities business into trading and clearing pan-European derivatives Plan to launch futures and options on six key European equity indices in first half of 2021 Look to provide an alternative market model, enhancing the overall trading ecosystem Broaden geographic reach Build upon core proprietary products in tandem

9 MATCHNow to broaden Cboe’s North American equities business Aligns with Cboe’s global growth strategy • Expands geographic presence • Diversifies product capabilities Largest broker-neutral equities alternative trading system (ATS) in Canada • 7% of total Canadian market share; 65% of dark trading¹ • High-growth, profitable business Closing expected in 3Q20, subject to regulatory approvals and other customary closing conditions ¹Market share by volume traded in trailing 12-month period as of Dec. 31, 2019 Broaden geographic reach Plan to Acquire MATCHNow - a Leading Canadian ATS

10 Recent investments complement and strengthen our comprehensive suite of data and analyst solutions Providing market participants tools for better understanding risk and accessing Cboe’s markets Acquisitions of Hanweck, FT Options and Trade Alert have been timely • Hanweck, real-time risk analytics on global derivatives markets • FT Options, portfolio management platform provider • Trade Alert, a real-time alerts and order flow analysis service provider Provide tools that draw users to our markets and drive volume as they re- establish their views on the market Completed Three Acquisitions in 2020 that Provide Incremental Recurring Revenues Provide Friction-free Access to Our Global Markets Deliver Insightful Data & Analytics Through Seamless Channels Offer Unique and Actionable Derived Data Solutions • Provide value-added recurring revenue stream • Support transaction growth in our suite of proprietary products Cboe Information Solutions – a broad suite of data solutions, analytics and indices Diversify business mix with non-transactional revenues

11 Unprecedented Environment Limited Opportunity for Institutions to Trade Volatility or Broad-based Indexes Daily closing values (January 3, 2000 – July 28, 2020). Source: Cboe Options Institute • All-time intraday high of 89.53 on October 24, 2008 during the financial crisis • All-time daily closing high of 82.69 on March 16, 2020 during the COVID-19 selloff The VIX® Index is used as a barometer for market uncertainty

12 Expanding our proprietary product offering Saw uptake in Cboe iBoxx iShares High Yield Corporate Bond Index Futures Plan to launch Mini-VIX futures August 10th, subject to regulatory review Extended exclusive licensing agreement with FTSE Russell through 2030 Reopened trading floor on June 15th providing • Best-in-class hybrid trading • Unparalleled access to liquidity across Cboe’s wide range of products Focus on Growing Proprietary Products Cboe: Home to every major index provider Build upon core proprietary products in tandem

Delivering on Cboe's Key Strategic Growth Initiatives

Delivering on Cboe's Key Strategic Growth Initiatives



Build upon core proprietary products in tandem
Expand product lines across asset classes
Leverage leading proprietary trading technology
Cboe
Broaden geographic reach
Diversify business mix with non-transactional revenues

Cboe Net Revenue (%)



Pre-Bats[1]
Post-Bats[2]
By Asset Class
19%
81%
Futures
Options
2016
5%
7%
27%
11%
51%
Global FX
European Equities
U.S. Equities
Futures
Options
Last 12-Months
By Type[(3)]
32%
68%
Net Non-transactional Revenues[3]
Net Transaction Revenue
$566MM
Net Revenues[1,4]
2016
43%
57%
Net Non-transactional Revenues[3]
Net Transaction Revenue
$1,230MM
Net Revenues[2,4]
Last-12-Months

Note: Represents net revenue figures. Figures may not sum due to rounding.
[1]Represents figures as reported for the year end December 31, 2016.
[2]Represents figures as reported for the last 12 months through June 30, 2020
[3]Represents total net revenues less net transaction fees and royalty fees.
[4]See appendix for "Non-GAAP Information."

13

14 Financial Overview and Guidance Brian Schell EVP, CFO and Treasurer

15 $194 $211 $283 $297 2Q19 2Q20 Net Revenue up 5% Adjusted EBITDA Margin¹ of 71.1% (in millions) Adjusted EBITDA Net Revenue 68.4% 71.1% Business Highlights – Key Performance Drivers $1.13 $1.31 2Q19 2Q20 Quarterly Adjusted EPS¹ up 16% Record trading volumes in U.S. equities and multi-listed options Results demonstrate the inherent benefits of our diversified business model Net transaction fees¹ up 2%; non-transaction net revenue up 7% Adjusted operating expenses¹ down 7% Operating scale and expense discipline with a healthy EBITDA¹ margin of over 71% ¹See appendix for “Non-GAAP Information.” 2% -17% 64% -44% -3% 38% Global FX European Equities U.S. Equities Futures Index Options Mutli-listed Options % Chg in Net Transaction Fees¹ by Asset Class

16 Recurring proprietary non-transaction net revenue up 8% YoY; organic growth of 10% Organic growth excludes $3.5MM of market data revenue contributed from 1Q20 acquisitions as well as other items (reconciliation provided in appendix)¹ About 83% of proprietary market data revenue growth in 2Q20 driven by additional subscriptions About 69% of access and capacity fees in 2Q20 were attributable to incremental units New fee schedules implemented in 2Q20 to address temporary floor closure resulted in lower access and capacity fees offset by higher transaction revenue and RPC in index options $52.2 $53.6 $54.6 $54.4 $54.5 $55.7 $57.3 $57.7 $55.7 $18.8 $18.6 $18.8 $21.1 $20.8 $20.9 $21.2 $24.2 $25.5 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 Proprietary Market Data and Access and Capacity Fees (in millions) Access and Capacity Fees Prop Market Data $71.0 $81.2 Grew Recurring Non-Transaction Revenue $72.2 $75.3 $75.5 $73.4 $76.6 $78.5 $81.9 ¹See appendix for “Non-GAAP Information.”

17 2Q20 revenue increase primarily driven by record trading volumes in multi-listed options and higher market data revenue RPC increase in index options due to shift in volume mix, fee realignments and SPX options fee increase; decrease in multi-listed options reflects higher rebates Options 2Q20 Net Revenue Up 7% ¹See appendix for “Non-GAAP Information.” ²Includes $1.0 million in audit recoveries in 2Q19 Options Selected Revenue Data ($ in millions) Net Revenue $150.6 $140.8 7% Net transaction fees¹ $113.8 $109.1 4% Index options 87.1 89.7 -3% Multi-listed options 26.7 19.4 38% Access and capacity $23.9 $25.6 -7% Market data $17.8 $14.0 27% Market data – proprietary 11.0 6.8 62% Market data – industry² 6.8 7.2 -6% Options Key Operating Stats (in thousands, except RPC) Total market share 36.0% 37.7% -1.7 pts Index options 99.4% 99.2% 0.2 pts Multi-listed options 32.1% 30.8% 1.3 pts Total ADV 9,944 7,261 37% Index options 1,590 1,932 -18% Multi-listed options 8,354 5,329 57% Total RPC $0.182 $0.238 -3% Index options $0.870 $0.736 18% Multi-listed options $0.051 $0.058 -12% 2Q20 2Q19 Chg 2Q20 2Q19 Chg

18 Futures 2Q20 Net Revenue Down 36% Revenue decrease resulted from lower trading volume RPC held relatively constant ¹See appendix for “Non-GAAP Information.” Futures Selected Revenue Data ($ in millions) Net Revenue $20.9 $32.6 -36% Net transaction fees¹ $15.8 $28.3 -44% Access and capacity $4.1 $3.8 8% Market data $1.7 $1.6 6% Futures Key Operating Stats (in thousands, except RPC) Total ADV 144 257 -44% Total RPC $1.743 $1.748 - 2Q20 2Q19 Chg 2Q20 2Q19 Chg

19 Revenue increase primarily due to higher net transaction fees Trading volumes driven by increase in retail activity and higher market share Decrease in net capture primarily due to customers achieving lower pricing tiers U.S. Equities 2Q20 Net Revenue Up 22% ¹See appendix for “Non-GAAP Information.” ²Includes $0.5 million in SIP audit recoveries for 2Q20 and $1.3 million for 2Q19 U.S. Equities Selected Revenue Data ($ in millions) Net Revenue $90.6 $74.1 22% Net transaction fees¹ $33.0 $20.1 64% Market data $35.8 $32.8 9% Market data - SIP² 26.4 23.7 11% Market data - proprietary 9.4 9.1 3% Access and capacity fees $20.9 $19.6 7% U.S. Equities Key Operating Stats (shares in billions) Total market share 16.1% 15.7% 0.4 pts Market ADV 12.4 6.9 80% ADV (matched shares) 2.0 1.1 82% Net capture (per 100 touched shares) $0.025 $0.028 -11% 2Q20 2Q19 Chg 2Q20 2Q19 Chg

20 On a local currency basis, net transaction fees decreased 13% and non-transaction revenue increased 14% Decrease in net transaction fees driven by lower overall industry volume and lower market share, offset somewhat by higher net capture European Equities 2Q20 Net Revenue Down 2% on Local Currency Basis ¹See appendix for “Non-GAAP Information.” ²Includes trade reporting European Equities Selected Revenue Data ($ in millions) Net Revenue $21.1 $22.4 -6% -2% Net transaction fees¹ $11.0 $13.2 -17% -13% Market data $3.2 $3.2 - 4% Access and capacity fees $4.7 $3.9 21% 27% Other ² $2.2 $2.1 5% 6% European Equities Key Operating Stats (shares in billions) Total market share 15.8% 20.3% -4.5 pts Market ADNV € 40.1 € 40.8 -2% Net capture (per matched notional value, in bps) $0.248 $0.224 11% Chg (£) 2Q20 2Q19 Chg 2Q20 2Q19 Chg ($)

21 Revenue increase reflects higher market share and net capture Record quarterly market share of 16.4% Higher net capture due to mix shift in volume by customer type ¹Market share represents Cboe FX volume divided by the total volume of publicly reporting spot FX venues (Cboe FX, EBS, Refinitiv, and FastMatch). Global FX 2Q20 Net Revenue Up 5% 2Q20 2Q19 Chg FX Net Revenue (in millions) $13.7 $13.1 5% FX Key Operating Stats Market share¹ 16.4% 15.2% 1.2 pts Average Daily Notional Value ($ in billions) $31.8 $32.5 -2% Net capture (per one million dollars traded) $2.77 $2.65 5%

22 2Q20 Adjusted Operating Expenses Down 7% Expense decline resulted from: • $7 million decrease in professional fees and outside services • $2 million decrease in travel and promotional expenses • $3 increase in compensation and benefits, reflecting: – $4 million increase in incentive-based compensation – $3 million increase due to lower capitalized wages – $4 million decrease in benefits Adjusted Operating Expenses¹ (in millions) 2Q20 2Q19 % Chg Compensation and benefits $54.9 $52.2 5% Depreciation and amortization¹ 8.0 9.6 -17% Technology support services 12.5 11.8 6% Professional fees and outside services 12.3 19.2 -36% Travel and promotional 0.9 3.0 -70% Facilities costs 4.1 3.0 37% Other expenses 3.1 4.3 -28% Total¹ $95.8 $103.1 -7% ¹Adjusted to reflect the impact of certain items. See Appendix for “Non-GAAP Information

23 C1 migration and COVID-19 environment driving lower expenses in 2020, reflecting: • Reduction in headcount, depreciation and amortization and other supporting services achieved as a result of final technology migration in October 2019 • COVID-19 has impacted travel and promotional expenses, professional fees and pace of hiring Detailed expense bridge from 2019 to 2020 available on slide 29 Updated Guidance: 2020 Adjusted Operating Expenses 2020 Full-Year Adjusted Operating Expenses Guidance 1 ($ in millions) Guidance Range Guidance range at May 1, 2020 $419 $427 Incremental cost savings projected (7) (7) Incremental expenses related to acquisition of EuroCCP, launch of European derivatives and pending acquisition of MATCHNow² 24 24 Guidance range at July 31, 2020 $436 $444 ¹Adjusted to reflect the impact of certain items. See Appendix for “Non-GAAP Information.” ²Subject to the satisfaction of all closing conditions.

24 2020 Full-Year Guidance 2020 Full-Year Guidance 1, 2 ($ in millions) 2020 Guidance as of July 31, 2020 2020 Guidance as of May 1, 2020 Adjusted operating expenses 3 $436 to $444 $419 to $427 Depreciation and amortization (excluding amortization of acquired intangible assets) $34 to $38 $34 to $38 Effective tax rate on adjusted earnings4 26.5% to 28.5% 26.5% to 28.5% Capital expenditures $65 to $70 $65 to $70 ¹See “Non-GAAP Information” in the appendix for reconciliations 2Guidance includes July 1 acquisition of EuroCCP, investment in launching pan-European trading and clearing and the pending acquisition of MATCHNow. 3Adjusted operating expenses exclude acquisition-related expenses and amortization of acquired intangible assets. The amortization of acquired intangible assets was $139 million for 2019 and is expected to be $120 million for 2020. Adjustments included in the non-GAAP reconciliation. 4Third quarter 2020 effective tax rate on adjusted earnings expected to be at the high end of guidance range.

25 Preserving balance sheet flexibility is a priority Returned capital of $139 million through dividends and share repurchases Leverage ratio held constant at 1.0x from March 31, 2020 Used cash on hand to fund acquisition completed during the quarter Conservative near-term cash positioning ¹See Appendix for “Non-GAAP Information.” Focused on Efficient Allocation of Capital to Create Long-Term Shareholder Value Debt Outstanding ($ in millions) June 30, 2020 Mar. 31, 2020 Dec. 30, 2019 Sept. 30, 2019 June 30, 2019 3.650% Senior Notes (10Y; Due 2027) $650 $650 $650 $650 $650 1.950% Senior Notes (2Y; Due 2019) - - - - - Term Loan Facility 225 225 225 225 275 Total Debt (Gross) $ 875 $ 875 $ 875 $ 875 $ 925 Debt to EBITDA TTM¹ 1.0x 1.0x 1.2x 1.1x 1.2x Adjusted Cash & Financial Investments¹ $176 $137 $208 $151 $136 Dividends Paid $39.5 $40.0 $40.1 $40.4 $34.8 Share Repurchases $99.8 $119.5 $69.5 $52.4 -

26 Footnotes applied here Delivering on our Long-Term Growth Initiatives While Defining Markets Globally • Diversity of our business model resulted in strong results despite muted volume in proprietary products Growth of Core Proprietary Products • Growth in recurring non-transaction net revenue of 7% • Organic growth of 10% in non-transactional proprietary market data and access and capacity fees Strengthen Recurring Revenue Stream • Disciplined expense management • Integration progress of information solutions acquisitions • Commenced integration of EuroCCP and poised for launch of Pan-European derivatives in 1H21 Scale of Business Model • Returned capital through dividends and share repurchases • Focused on maintaining balance sheet flexibility • Leverage ratio at 1.0x at June 30, 2020 Capital Allocation

27 27 Questions & Answers

28 Appendix Materials

29 Updated Guidance for 2020 Adjusted Operating Expenses; Detailed Bridge from 2019 to 2020 as of July 31, 2020 ¹Adjusted to reflect the impact of certain items. See Appendix for “Non-GAAP Information.” Unchanged New 2019 Adjusted Operating Expenses¹ 389 $ Core growth of 4-5% assumed Feb. 7, 2020 16 $ 20 $ Reduction in expense guidance (23) (23) Core growth of -2 to -1% assumed as of July 31 (7) (3) Realized synergies projected (18) (18) Growth net of synergies (25) (21) Full year of Brexit readiness costs 3 3 2019 non-recurring items 6 6 Software development expensed vs capitalized 7 8 Real estate overlap 7 8 Incentive compensation 10 11 Acquisition of Hanweck and FT Options 15 16 Acquisition of EuroCCP and derivatives launch 24 24 Total 47 $ 55 $ 2020 Guidance as of July 31, 2020 436 $ 444 $ Adjusted Operating Expenses Bridge from 2019 to 2020 2020 Guidance Increased by $17 million to $436 to $444 million¹ Guidance Range as of July 31, 2020 ($ in millions)

30 Second Quarter Financial Overview ¹Adjusted to reflect the impact of certain items. See Appendix for “Non-GAAP Information.” ²Net revenue referenced in this presentation represents revenue less cost of revenue. Adjusted Financial Results¹ ($ in millions, except per share) 2Q20 2Q19 % Chg Net Revenue² $296.9 $283.2 5% Adjusted Operating Expenses¹ 95.8 103.1 -7% Adjusted Operating Income¹ 201.1 $180.1 12% Adjusted Operating Margin¹ 67.7% 63.6% 4.1 pts Adjusted Net Income Allocated to Common Stockholders¹ $143.3 $125.7 14% Adjusted Diluted EPS¹ $ 1.31 $ 1.13 16% Adjusted EBITDA¹ $211.0 $193.6 9% Adjusted EBITDA Margin¹ 71.1% 68.4% 2.7 pts

31 2Q20 net transaction fees up 2%; non-transaction net revenue up 7% 2Q20 Net Revenue Growth Primarily Driven by Market Data Fees Net Revenue (in millions) 2Q20 2Q19 % Chg Net transaction fees $185.0 $181.9 2% Access and capacity fees 55.7 54.5 2% Market data fees 58.7 51.8 13% Regulatory fees 9.7 9.4 3% Royalty fees (19.4) (21.9) -11% Other revenue 7.2 7.5 -4% Total $296.9 $283.2 5%

32 Supplemental Segment Information 2Q20 Supplemental Net Revenue by Segment (in millions) Options U.S. Equities Futures European Equities Global FX Total¹ Net transaction fees² $113.8 $33.0 $15.8 $11.0 $11.4 $185.0 Proprietary net transaction fees included above $87.1 $15.8 $164.9 Access and capacity fees $23.9 $20.9 $4.1 $4.7 $2.1 $55.7 Market data fees $17.8 $35.83 $1.7 $3.2 $0.2 $58.7 Proprietary market data fees included above $11.1 $9.4 $1.7 $3.2 $0.1 $25.5 ¹Totals may not foot due to rounding. ²A full reconciliation of our non-GAAP results to our GAAP results is included in the following tables. See "Non-GAAP Information” in the accompanying financial tables. 3Includes SIP audit recoveries of $0.5 million for 2Q20 and $1.3 million for 2Q19. 4Includes OPRA audit recoveries of $1.0 million for 2Q19. 2Q19 Supplemental Net Revenue by Segment (in millions) Options U.S. Equities Futures European Equities Global FX Total¹ Net transaction fees² $109.1 $20.1 $28.3 $13.2 $11.2 $181.9 Proprietary net transaction fees included above $89.7 $28.3 $107.1 Access and capacity fees $25.6 $19.6 $3.8 $3.9 $1.6 $54.5 Market data fees $14.0 $32.83 $1.6 $3.2 $0.2 $51.8 Proprietary market data fees included above $6.8 $9.14 $1.6 $3.2 $0.1 $20.8

33 Index customers at Cboe typically use SPX and VIX options and futures interchangeably or in tandem, depending on market conditions Plan to further penetrate existing markets with an emphasis on education, targeting key market segments and geographies Product innovation and collaboration with strategic partners enhances growth prospects Focused on Growing Highest-Margin Proprietary Index Suite 939 1,024 1,164 1,479 1,266 1,436 573 588 722 667 503 578 205 239 294 295 248 236 2015 2016 2017 2018 2019 2020 TD¹ SPX Options VIX Options Other Index Options VIX Futures Annual ADV for Index Options and VIX Futures (in thousands) 1,959 2,526 2,271 1,825 ¹Through June 30, 2020 2,131 2,358 1,252 1,272 1,324 1,213 1,717 1,159 515 530 557 409 794 366 229 255 279 228 331 143 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 SPX Options VIX Options Other Index Options VIX Futures Quarterly ADV for Index Options and VIX Futures (in thousands) 1,733 2,077 2,284 2,994 1,973 2,187

34 Maintaining 2019 run-rate synergy target of $80 million and 2020 target of $85 million Remaining synergies of $5 million in 2020 will be reflected in a reduction in cost of revenues versus expenses Maintaining Synergy Targets $15 $50 $80 $33 $57 $80 $85 2017 2018 2019 2020 Targeted Run-Rate Synergies as of February 7, 2020 (in millions) Prior Projection Actual Target as of Feb '20

35 2019 realized synergies lower due to timing of C1 migration in October 2019 $33.0 $24.0 $23.0 $5.0 75% 64% 20% 40% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $- $5 $10 $15 $20 $25 $30 $35 2017 2018 2019 2020 Timing of Incremental Run-Rate Synergies* (in millions) Incremental Run-Rate Synergies Percent of Incremental Synergies Realized *Actual through 2019; reflects target as of February 7, 2020, for 2020. Realized Versus Run-Rate Synergies $15.4 $4.7 $2.0 $3.0 $85.0 $8.4 $8.6 $18.3 $24.6 $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 Timing of Realized Synergies* (in millions) 2017 2018 2019 2020 2021 2021

36 Incremental¹ Targeted Run-Rate Synergies Realization (in millions) Targeted Run- Rate Synergies Increase in Run- Rate Each Year % of Incremental Run-Rate Synergies Realized/Targeted Actual/Targeted Realized Synergies Carryover from Prior Year Run-Rate Total Synergies Realized/Targeted by Year Cumulative Synergies Realized/Targeted 2017 Actual $33.0 $33.0 75% $24.6 $0.0 $24.6 $24.6 2018 Actual $57.0 24.0 64% 15.4 8.4 23.8 $48.4 2019 Actual $80.0 23.0 20% 4.7 8.6 13.3 $61.7 2020 Target* $85.0 5.0 40% 2.0 18.3 20.3 $82.0 2021 Target* 3.0 3.0 $85.0 Total $85.0 $46.7 $38.3 $85.0 *Reflects target as of February 7, 2020

37 Investing in long-term growth Expect EPS impact for 2020 and 2021 to be at higher end of range, primarily due to higher than originally projected facility fees for EuroCCP backup credit facility ¹EuroCCP acquisition closed July 1, 2020 ²Derivatives subject to regulatory approval 3Preliminary and subject to change 4EuroCCP 2018 Annual Report EuroCCP and Buildout of Pan-European Derivatives Trading and Clearing EuroCCP Data (€ in millions) EuroCCP Results 20193 Unaudited 20184 Actual Chg Revenue € 23.8 € 21.2 12% Expenses € 20.0 € 19.5 3% Pre-tax earnings € 3.8 € 1.7 124% $21.4 $19.0 2019E GDP U.S. EU $146.3 $18.5 2019 Notional Values U.S. EU U.S. and EU 2019 Notional Values of Options Traded ($ in trillions) U.S. GDP versus EU ($ in trillions) Projected EPS Impact As of July 31, 2020 2020 2021 EuroCCP¹ and buildout of pan- European derivatives trading and clearing² ($0.08) to ($0.10) ($0.08) to ($0.10)

38 Non-GAAP Information

39 Non-GAAP Information In addition to disclosing results determined in accordance with GAAP, Cboe Global Markets has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this presentation include net transaction fees, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income allocated to common stockholders and adjusted diluted earnings per share, adjusted tax rate, adjusted cash and financial investments, EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin. Management believes that the non-GAAP financial measures presented in this presentation, including adjusted operating income and adjusted operating expenses, provide additional and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. Amortization expense of acquired intangible assets: We amortize intangible assets acquired in connection with various acquisitions. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. As such, if intangible asset amortization is included in performance measures, it is more difficult to assess the day-to-day operating performance of the businesses, the relative operating performance of the businesses between periods and the earnings power of the company. Therefore, we believe performance measures excluding intangible asset amortization expense provide investors with an additional basis for comparison across accounting periods. Acquisition-related expenses: From time to time, we have pursued small bolt-on acquisitions and in 2017 completed a larger transformative acquisition, which have resulted in expenses which would not otherwise have been incurred in the normal course of the company’s business operations. These expenses include integration costs, as well as legal, due diligence and other third party transaction costs. The frequency and the amount of such expenses vary significantly based on the size, timing and complexity of the transaction. Accordingly, we exclude these costs for purposes of calculating non-GAAP measures which provide an additional analysis of Cboe’s ongoing operating performance or comparisons in Cboe’s performance between periods. The tables below show the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed below and are referred to as adjusted financial measures.

Non-GAAP Information

Reconciliation of Net Transaction Fees by Segment

For the Three Months Ended	Options		U.S. Equities		Futures		European Equities		Global FX		Total	
March 31 (in millions)	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**
Transaction fees	$ 284.2	$ 173.8	$ 304.0	$ 198.9	$ 35.9	$ 24.6	$ 22.3	$ 21.1	$ 15.1	$ 12.0	$ 661.5	$ 430.4
Liquidity payments	(124.3)	(65.5)	(261.4)	(170.7)	-	-	(6.7)	(7.5)	-	-	(392.4)	(243.7)
Routing and clearing	(4.5)	(3.5)	(11.5)	(5.7)	-	-	-	-	-	-	(16.0)	(9.2)
Net transaction fees	**$ 155.4**	**$ 104.8**	**$ 31.1**	**$ 22.5**	**$ 35.9**	**$ 24.6**	**$ 15.6**	**$ 13.6**	**$ 15.1**	**$ 12.0**	**$ 253.1**	**$ 177.5**

For the Three Months Ended	Options		U.S. Equities		Futures		European Equities		Global FX		Total	
June 30 (in millions)	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**
Transaction fees	$ 250.8	$ 185.9	$ 325.1	$ 182.0	$ 15.8	$ 28.3	$ 15.2	$ 19.5	$ 11.4	$ 11.2	$ 618.3	$ 426.9
Liquidity payments	(132.0)	(73.3)	(279.4)	(156.2)	-	-	(4.2)	(6.3)	-	-	(415.6)	(235.8)
Routing and clearing	(5.0)	(3.5)	(12.7)	(5.7)	-	-	-	-	-	-	(17.7)	(9.2)
Net transaction fees	**$ 113.8**	**$ 109.1**	**$ 33.0**	**$ 20.1**	**$ 15.8**	**$ 28.3**	**$ 11.0**	**$ 13.2**	**$ 11.4**	**$ 11.2**	**$ 185.0**	**$ 181.9**

For the Three Months Ended	Options		U.S. Equities		Futures		European Equities		Global FX		Total	
September 30 (in millions)	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**
Transaction fees		$ 207.1		$ 199.4		$ 31.2		$ 16.9		$ 11.2		$ 465.8
Liquidity payments		(86.9)		(177.6)		-		(5.2)		-		(269.7)
Routing and clearing		(3.5)		(5.8)		-		-		-		(9.3)
Net transaction fees		**$ 116.7**		**$ 16.0**		**$ 31.2**		**$ 11.7**		**$ 11.2**		**$ 186.8**

For the Three Months Ended	Options		U.S. Equities		Futures		European Equities		Global FX		Total	
December 31 (in millions)	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**	**2020**	**2019**
Transaction fees		$ 177.2		$ 164.3		$ 26.1		$ 15.6		$ 11.0		$ 394.2
Liquidity payments		(69.8)		(141.4)		-		(4.3)		-		(215.5)
Routing and clearing		(2.4)		(5.7)		-		-		-		(8.1)
Net transaction fees		**$ 105.0**		**$ 17.2**		**$ 26.1**		**$ 11.3**		**$ 11.0**		**$ 170.6**

40

Non-GAAP Information

(in millions, except per share amounts)	1Q19	2Q19	3Q19	4Q19	2019	1Q20	2Q20
Reconciliation of Net Income Allocated to Common Stockholders to Non-GAAP							
Net income allocated to common stockholders	$ 94.6	$ 87.6	$ 105.5	$ 86.1	$ 372.7	$ 157.0	$ 113.3
Acquisition-related expenses (1)	2.3	20.8	16.7	8.7	48.5	0.8	9.4
Amortization of acquired intangible assets (2)	37.6	34.1	33.4	33.4	138.5	32.5	30.0
Provision for notes receivable (3)	-	-	-	23.4	23.4	-	-
Total Non-GAAP operating expense adjustments	39.9	54.9	50.1	65.5	210.4	33.3	39.4
Change in redemption value of noncontrolling interest	0.2	0.2	0.1	-	0.5	-	-
Total Non-GAAP adjustments - pretax	40.1	55.1	50.2	65.5	210.9	33.3	39.4
Income tax expense related to the items above	(10.0)	(13.2)	(11.0)	(16.5)	(50.7)	(7.6)	(9.3)
Impairment charges attributed to noncontrolling interest	-	(3.6)	-	-	(3.6)	-	-
Net income allocated to participating securities - effect on reconciling items	(0.2)	(0.2)	(0.1)	(0.2)	(0.7)	(0.4)	(0.1)
Adjusted net income allocated to common stockholders	$ 124.5	$ 125.7	$ 144.6	$ 134.9	$ 528.6	$ 182.3	$ 143.3
Reconciliation of Diluted EPS to Non-GAAP							
Diluted earnings per common share	$ 0.85	$ 0.78	$ 0.94	$ 0.77	$ 3.34	$ 1.42	$ 1.03
Per share impact of non-GAAP adjustments noted above	0.26	0.35	0.35	0.44	1.39	0.23	0.28
Adjusted diluted earnings per common share	$ 1.11	$ 1.13	$ 1.29	$ 1.21	$ 4.73	$ 1.65	$ 1.31
Reconciliation of Operating Margin to Non-GAAP							
Revenue less cost of revenue	$ 280.5	$ 283.2	$ 294.0	$ 280.3	$ 1,136.9	$ 358.3	$ 296.9
Non-GAAP adjustments noted above	-	-	-	-	-	-	-
Adjusted revenue less cost of revenue	$ 280.5	$ 283.2	$ 294.0	$ 280.3	$ 1,136.9	$ 358.3	$ 296.9
Operating expenses (4)	$ 134.0	$ 158.0	$ 146.6	$ 161.1	$ 599.7	$ 131.9	$ 135.2
Non-GAAP expense adjustments noted above	(39.9)	(54.9)	(50.1)	(65.5)	(210.4)	(33.3)	39.4
Adjusted operating expenses	$ 94.1	$ 103.1	$ 96.5	$ 95.6	$ 389.3	$ 98.6	$ 95.8
Operating income	$ 146.5	$ 125.2	$ 147.4	$ 119.2	$ 537.2	$ 226.4	$ 161.7
Non-GAAP expense adjustments noted above	39.9	54.9	50.1	65.5	210.4	33.3	39.4
Adjusted operating income	$ 186.4	$ 180.1	$ 197.5	$ 184.7	$ 747.6	$ 259.7	$ 201.1
Adjusted operating margin (5)	66.5%	63.6%	67.2%	65.9%	65.8%	72.5%	67.7%
Reconciliation of Income Tax Rate to Non-GAAP							
Income before income taxes	$ 127.8	$ 119.6	$ 140.9	$ 114.2	$ 501.4	$ 217.5	$ 156.6
Non-GAAP adjustments noted above	40.1	55.1	50.2	65.5	210.9	33.3	39.4
Adjusted income before income taxes	$ 167.9	$ 174.7	$ 191.1	$ 179.7	$ 712.3	$ 250.8	$ 196.0
Income tax (benefit) expense	$ 32.6	$ 35.1	$ 35.0	$ 27.9	$ 130.6	$ 60.1	$ 43.0
Non-GAAP adjustments noted above	10.0	13.2	11.0	16.5	50.7	7.6	9.3
Adjusted income tax (benefit) expense	$ 42.6	$ 48.3	$ 46.0	$ 44.4	$ 181.3	$ 67.7	$ 52.3
Adjusted income tax rate	25.4%	27.7%	24.1%	24.7%	25.5%	27.0%	26.7%

(1) This amount includes professional fees and outside services, severance, facilities expenses, impairment charges and other costs related to the company's acquisitions.
(2) This amount represents the amortization of acquired intangible assets related to the company's acquisitions.
(3) This amount represents the provision for notes receivable, recorded in other expenses on the consolidated statements of income, associated with the funding for the development of the consolidated audit trail ("CAT").
(4) The company sponsors deferred compensation plans held in a rabbi trust. The expenses or income related to the deferred compensation plans are included in "Compensation and benefits" ($2.2 million and $3.7 million in expense for the three months ended June 30, 2020 and 2019, respectively, and $0.1 million and 3.7 million in the six months ended June 30, 2020 and 2019, respectively), and are directly offset by deferred compensation income, expenses and dividends included within "Other expense, net" ($2.2 million and $3.7 million in income, expense and dividends in the three months ended June 30, 2020 and 2019, respectively, and $0.1 million and $3.7 million in the six months ended June 2020 and 2019, respectively), on the condensed consolidated statements of income. The deferred compensation plans' expenses are not adjusted out of "adjusted operating expenses" and do not have an impact on "Income before income taxes."
(5) Adjusted operating margin represents adjusted operating income divided by adjusted revenue less cost of revenue.

41

Non-GAAP Information

EBITDA Reconciliations

EBITDA (earnings before interest, income taxes, depreciation and amortization) and Adjusted EBITDA are widely used non-GAAP financial measures of operating performance. EBITDA margin represents EBITDA divided by revenues less cost of revenues (net revenue). It is presented as supplemental information that the company believes is useful to investors to evaluate its results because it excludes certain items that are not directly related to the company's core operating performance. EBITDA is calculated by adding back to net income interest expense, income tax expense, depreciation and amortization. Adjusted EBITDA is calculated by adding back to EBITDA acquisition-related expenses and impairment charges attributed to noncontrolling interest. EBITDA and Adjusted EBITDA should not be considered as substitutes either for net income, as an indicator of the company's operating performance, or for cash flow, as a measure of the company's liquidity. In addition, because EBITDA and Adjusted EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA margin represents Adjusted EBITDA divided by net revenue.

Reconciliation of Net Income Allocated to Common Stockholders to EBITDA and Ajdusted EBITDA

(in millions, except per share amounts)	1Q19	2Q19	3Q19	4Q19	2019	1Q20	2Q20
Net income allocated to common stockholders	$ 94.6	$ 87.6	$ 105.5	$ 86.1	$ 372.7	$ 157.0	$ 113.3
Interest expense	9.9	10.0	8.2	7.8	35.9	7.3	7.3
Income tax provision	32.6	35.1	35.0	27.9	130.6	60.1	43.0
Depreciation and amortization	47.2	43.7	42.9	42.8	176.6	40.5	38.0
EBITDA	$ 184.3	$ 176.4	$ 191.6	$ 164.6	$ 715.8	$ 264.9	$ 201.6
EBITDA Margin	65.7%	62.3%	65.2%	58.7%	63.0%	73.9%	67.9%
Non-GAAP adjustments not included in above line items							
Acquisition-related expenses	2.3	20.8	16.7	8.7	$ 48.5	0.8	9.4
Impairment charges attributed to noncontrolling interest	-	(3.6)	-	-	(3.6)	-	-
Provision for notes receivable	-	-	-	23.4	23.4	-	-
Adjusted EBITDA	$ 186.6	$ 193.6	$ 208.3	$ 196.7	$ 784.1	$ 265.7	$ 211.0
Adjusted EBITDA Margin	66.5%	68.4%	70.9%	70.2%	69.0%	74.2%	71.1%

42

Non-GAAP Information

Adjusted Debt to EBITDA - Trailing Twelve Months[1]

(in millions)	3Q19	4Q19	1Q20	2Q20	LTM
Net income allocated to common stockholders	$ 105.5	$ 86.1	$ 157.0	$ 113.3	$ 461.9
Interest expense, net	8.2	7.8	7.3	7.3	$ 30.6
Income tax provision	35.0	27.9	60.1	43.0	$ 166.0
Depreciation and amortization	42.9	42.8	40.5	38.0	$ 164.2
EBITDA	$ 191.6	$ 164.6	$ 264.9	$ 201.6	$ 822.7
Non-GAAP adjustments not included in above line items:					
Acquisition-related expenses	16.7	8.7	0.8	9.4	$ 35.6
Provision for notes receivable		23.4	-	-	$ 23.4
Adjusted EBITDA	$ 208.3	$ 196.7	$ 265.7	$ 211.0	$ 881.7
Debt at end of period					$ 875.0
Debt to EBITDA					**1.0x**

[1]A full reconciliation of our non-GAAP to our GAAP results are available in this section.

Adjusted Cash

Adjusted cash is a non-GAAP measure and represents cash and cash equivalents plus financial investments minus deferred compensation plan assets and cash collected for Section 31 fees, which will need to be remitted in the near term. We have presented adjusted cash because we consider it an important supplemental measure of our liquidity and believe that it is frequently used by analysts, investors and other interested parties in the evaluation of companies.

Adjusted Cash (in millions)	As of 3/31/19	As of 6/30/19	As of 9/30/19	As of 12/31/19	As of 3/31/20	As of 6/30/20
Cash and cash equivalents	$ 346.2	$ 161.3	$ 150.0	$ 229.3	$ 165.2	$ 210.1
Financial investments	30.2	82.9	21.4	71.0	43.6	176.5
Less deferred compensation plan assets	-	(20.3)	(20.9)	(23.4)	(18.4)	(20.9)
Less cash collected for Section 31 fees	(28.6)	(88.0)	-	(69.0)	(53.1)	(189.4)
Adjusted Cash	$ 347.8	$ 135.9	$ 150.5	$ 207.9	$ 137.3	$ 176.3

43

44 Non-GAAP Information (in millions) 2Q20 2Q19 % Chg Access and capacity fees $55.7 $54.5 Proprietary market data 25.5 20.8 Total reported $81.2 $75.3 8% Less: acquisitions (3.5) Less: impact of reporting changes (1.4) Less: fee realignments due to floor closing (3.5) Organic growth $77.7 $70.4 10% Reconciliation of Organic Growth for Recurring Proprietary Non- transaction Net Revenue

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46 Cboe Global Markets 400 South LaSalle Street Chicago, IL 60605 www.cboe.com 46